Exhibit 10.9

AGREEMENT FOR SHARED

LEASE COSTS

This Agreement for Shared Lease Costs (the “Agreement”) is made, effective as of April 1, 2023 by and among MIRALOGX LLC. (“ MIRALOGX”), MIRA Pharmaceuticals, Inc. (“MIRA” ) and Telomir Pharmaceuticals, Inc. (“Telomir”), all with a mailing address of 900 West Platt Street, Suite 200, Tampa, Florida 33606.

RECITALS

WHEREAS, MIRALOGX has entered into an Aircraft Dry Lease Agreement dated and effective as of April 1, 2023 (the “Lease”) in the form attached hereto as Exhibit A; and

WHEREAS, MIRA and Telomir hereby agree and elect to share use of the aircraft subject to the Lease (the “ Aircraft”) as needed and provided by MIRALOGX; and

WHEREAS, MIRA and Telomir hereby agree to make monthly contribution/payment in accordance with their monthly use of the Aircraft toward the Rent payments due under the Lease as defined in Annex A of the Lease in consideration of the right to use the Aircraft during the term of the Lease.

NOW, THEREFO RE, in consideration of the foregoing, and the other promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

1.	MIRA and Telomir hereby mutually covenant and agree that each of them shall make payment of their pro rata portion of the Rent payments due under the Lease, based upon their respective actual usage of the Aircraft during the term thereof. For purposes of clarity, the portion of the Rent payments to be made by MIRA and Telomir hereunder is based on actual use of the Aircraft, and no payments are due unless and to the extent that the Aircraft is actually used by the subject party during the applicable month.

2.	MIRA and Telomir shall each transmit payment of their allocated portion of the Rent due under the Lease to MIRALOGX, as shown on a monthly invoice from MIRALOGX, on or before the fifteenth day of each month during the term of the Lease. MIRALOGX shall be responsible for making payment to the LESSOR in accordance with the terms of the Lease.

3.	Each of MIRA and Telomir is under no obligation to use the Aircraft and may discontinue such use at any time, in which case such party will have no further obligations under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date aforementioned.

MIRA Pharmaceuticals, Inc.

By:	/s/ Michelle Yanez
Name:	Michelle Yanez
Title:	CFO

Telomir Pharmaceuticals, Inc.

By:	/s/ James McNulty
Name:	James McNulty
Title:	CFO

MIRALOGX LLC

By:	/s/ Jonnie R. Williams
Name:	Jonnie R. Williams
Title:	Manager